Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Felix E. Wright, David S. Haffner, Matthew C. Flanigan and Ernest C. Jett, and each of them (with full power to each of them to act alone) severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or his behalf and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the same offering contemplated by this Registration Statement, and to file the same, with exhibits and any and all other documents and instruments filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority in the name and on behalf of each of the undersigned to do and to perform each and every act and thing requisite and necessary or advisable to be done in order to effectuate the same as fully as to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and/or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, has been signed below by the following persons in the capacities indicated on the 7th day of March, 2005.

Signature	Title

/S/ FELIX E. WRIGHT Felix E. Wright	Chairman of the Board and Chief Executive Officer, Director (Principal Executive Officer)

/S/ MATTHEW C. FLANIGAN Matthew C. Flanigan	Chief Financial Officer (Principal Financial Officer)

/S/ WILLIAM S. WEIL William S. Weil	Vice President—Accounting (Principal Accounting Officer)

/S/ RAYMOND E. BENTELE Raymond E. Bentele	Director

/S/ RALPH W. CLARK Ralph W. Clark	Director

Harry M. Cornell, Jr.	Director

/S/ ROBERT TED ENLOE, III Robert Ted Enloe, III	Director

/S/ RICHARD T. FISHER Richard T. Fisher	Director

/S/ KARL G. GLASSMAN Karl G. Glassman	Director

/S/ DAVID S. HAFFNER David S. Haffner	Director

/S/ JUDY C. ODOM Judy C. Odom	Director

/S/ MAURICE E. PURNELL, JR. Maurice E. Purnell, Jr.	Director